Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of RMD Technologies, Inc. (the “Company”) on Form 10-KSB for the fiscal year ending May 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick Galliher, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to RMD Technologies, Inc. and will be retained by RMD Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 14, 2007

	By	/s/ Patrick Galliher
Patrick Galliher Principal Executive Officer and Principal Financial Officer